EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-85904 on Form S-3 of our reports dated February 14, 2000 relating to the consolidated financial statements and financial statement schedule of 3D Systems Corporation for the year ended December 31, 1999, which appear in 3D Systems Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
June 18, 2002